April 1, 1997





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 1, 1997, of Cramer,
Inc. and are in agreement with the statements contained in the second, third and fifth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained herein.


                                            /s/ Ernst & Young LLP

                                                Ernst & Young LLP